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Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Registration Statement of First Community Financial Group, Inc. on Form S-8 of our report, dated January 12, 2001, appearing in the Annual Report on Form 10-K of First Community Financial Group, Inc. for the year ended December 31, 2000.

/s/  KNIGHT VALE & GREGORY PLLC

KNIGHT VALE & GREGORY PLLC
Tacoma, Washington
March 19, 2002

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INDEPENDENT AUDITOR'S CONSENT